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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE                                      www.fairchildsemi.com
SEPTEMBER 11, 2000                                         ---------------------

                                                 Corporate Communications:
                                                 Fran Harrison
                                                 207-775-8576
                                                 fran.harrison@fairchildsemi.com
                                                 -------------------------------

                                                 Public Relations Firm:
                                                 Chris Carleton
                                                 CHEN PR
                                                 781-466-8282
                                                 Ccarleton@chenpr.com
                                                 --------------------



NEWS RELEASE
------------

           FAIRCHILD SEMICONDUCTOR INTERNATIONAL COMPLETES ACQUISITION
              OF KOTA MICROCIRCUITS, INC. AND MICRO LINEAR'S POWER
                               MANAGEMENT BUSINESS

              Acquisitions boost Fairchild's Global Analog Business


SOUTH PORTLAND, MAINE -FAIRCHILD SEMICONDUCTOR INTERNATIONAL (NYSE: FCS) ANNOUNCED TODAY THE SUCCESSFUL ACQUISITION OF KOTA MICROCIRCUITS, INC., BASED IN LOVELAND, COLORADO, AND THE POWER MANAGEMENT BUSINESS OF MICRO LINEAR, BASED IN SAN JOSE, CALIFORNIA, SIGNIFICANTLY EXPANDING FAIRCHILD'S GLOBAL ANALOG BUSINESS.

Fairchild acquired the two companies for $21 million in cash and stock. "We expect the combined revenue of these companies to reach $30 to $40 million in calendar year 2001. That's a prudent investment in my book," says Kirk Pond, Fairchild's president, chairman and CEO. "This is good for Fairchild Semiconductor, our shareholders and our customers."

KOTA Microcircuits positions Fairchild with leading technology in the operational amplifier market, representing a $2.8 billion total available market in 2000, according to the WSTS. The acquisition will expand Fairchild's penetration into markets that include cellular phones, CD-R/W drives and portable applications.

Micro Linear's power management business broadens Fairchild's extensive analog portfolio with products that include offline power switches, low power battery management, video filters and bus terminators.

In 28 months Fairchild has grown its analog business from zero to $400 million and its target is to reach $1 billion within three years. Fairchild has built a rapidly growing analog business that is now among the top five power analog players. Expertise includes core design capabilities of MCU, PWM, LDO and programmable devices, in three key process technologies, BiCMOS, BiDMOS and CMOS. With a full range of voltage and currents Fairchild offers technologies optimized for Power Conversion/Management, Data Conversion and Analog Signal Processing. Fairchild offers its customers the ability to design products and rapidly ramp up to manufacturing on a worldwide basis.

Fairchild manufactures over 700 analog devices including the top 100 highest volume products. All of these have either been developed or acquired since March 1997. The Micro Linear and KOTA businesses will add another 550 products to Fairchild's analog line. Fairchild has introduced over 80 new analog products in this calendar year.


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Fairchild Semiconductor's Phase II growth plan includes strategic acquisitions, as well as an emphasis on new product development. "We're not finished yet," says Joe Martin, Fairchild's executive vice president and chief financial officer. "Acquisition is still on our agenda. We're looking for businesses that can increase our product portfolio, give us entry into a new regional market, and add to our earnings. Acquisition remains part of our strategy."

Fairchild Semiconductor International (www.fairchildsemi.com) is a global company solely focused on designing, manufacturing and marketing high performance semiconductors for multiple end market uses. Fairchild's multi-market components are used in computer, telecommunications, automotive, consumer and industrial applications. Supplying power, analog & mixed signal, interface, logic, and optoelectronics products, Fairchild is filling the gap in the global supply of building block semiconductors. The company is headquartered in South Portland, Maine, USA, with 10,000 employees worldwide. Additional manufacturing facilities are located in Utah, South Korea, China, Singapore, Malaysia and the Philippines, with regional sales offices throughout the world.

SPECIAL NOTE ON FORWARD LOOKING STATEMENTS:
This news release includes "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934. Forward looking statements often, though not always, include words or phrases such as "believe," "expect," "estimate," "intends," and "appears." Forward looking statements that express our beliefs, plans, objectives, or future events or performance may involve estimates, assumptions, risks, and uncertainties. In addition to factors discussed above, many other factors could cause actual results to differ materially from those expressed in the forward looking statements. Among these factors are the following: changes in overall economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; availability of manufacturing capacity; availability of raw materials; competitors' actions; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields or output; and significant litigation. Other risk factors are listed in the company's Form 10-K for the year ended 26 December 1999 (see the Risk Factors section of the Business description and the Outlook and Business Risk section of Management's Discussion and Analysis of Financial Condition and Results of Operations).